Exhibit 99.1

Progressive Gaming to Effect Reverse Stock Split

- Reviews Recent Share Repurchase Activity -

LAS VEGAS, Sep 02, 2008 (BUSINESS WIRE) — Progressive Gaming International Corporation (NASDAQ: PGIC) (“the Company”), a leading provider of diversified products and services used in the gaming industry worldwide, announced today that it plans to effect a one-for-eight reverse split of the authorized, issued and outstanding shares of the Company’s common stock after the close of trading on September 15, 2008. The Company is implementing the reverse stock split to maintain compliance with regulatory agencies, its recent financing transactions and NASDAQ listing requirements. Following the reverse stock split the Company will have approximately 10.8 million shares issued and outstanding, inclusive of 2.1 million shares issuable pursuant to the convertible note debenture with International Game Technology (“IGT”) and approximately 0.8 million shares issuable under option and warrant agreements. The preceding calculation does not include any contingent warrants or shares that may be issuable to Private Equity Management (“PEM”) and IGT. Following the reverse stock split, the number of total authorized shares of the Company’s common stock will be reduced to 12.5 million shares.

Separately, the Company announced that, since August 18, 2008, it has repurchased 139,300 shares of its common stock for total consideration of approximately $100,000 in open market transactions pursuant to the share repurchase plan initially authorized in 2002. Prior to August 18, 2008, the Company had approximately $1.5 million remaining under this share repurchase plan. Additional purchases may be made from time to time, as and when permissible under applicable securities law, in the open market at prevailing market prices, through 10b5-1 programs or in privately negotiated transactions. The timing and actual number of shares to be purchased will depend on market conditions and other factors. Purchases may be discontinued at any time.

About Progressive Gaming International Corporation(R)

Progressive Gaming is a trusted leader of enterprise gaming solutions and supplier of integrated casino and jackpot management systems for the gaming industry worldwide. This technology is widely used to enhance casino operations and drive greater revenues for existing products. Progressive Gaming is unique in the industry in offering casino management and progressive systems in a modular yet integrated solution. Products include multiple forms of regulated wagering solutions in wired, wireless and mobile formats. There are Progressive Gaming products in over 1,000 casinos throughout the world. For further information, visit www.progressivegaming.net.

(C)2008 Progressive Gaming International Corporation(R). All rights reserved.

Safe Harbor Statements under The Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, including statements regarding Progressive Gaming’s plans to effect a reverse stock split, maintaining compliance with various regulatory bodies and the repurchase of Progressive Gaming’s stock. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, the risk that the anticipated reverse stock split may not occur when anticipated, or at all, the risk that Progressive Gaming may not maintain compliance with Nasdaq listing requirements, Progressive Gaming’s ability to meet its capital requirements, the denial, suspension or revocation of privileged operating licenses by governmental and regulatory authorities, competitive pressures and general economic conditions as well as Progressive Gaming’s debt service obligations. For a discussion of these and other factors which may cause actual events or results to differ from those projected, please refer to Progressive Gaming’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. Progressive Gaming cautions readers not to place undue reliance on any forward-looking statements. Progressive Gaming does not undertake, and specifically disclaims any obligation, to update or revise any forward-looking statements to reflect new circumstances or anticipated or unanticipated events or circumstances.

SOURCE: Progressive Gaming International Corporation

Progressive Gaming International Corporation

Heather A. Rollo, 702-263-2583

Chief Financial Officer

or

Jaffoni & Collins Incorporated

Richard Land, Dave Jacoby

212-835-8500

pgic@jcir.com